UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2021 (October 6, 2021)

IAC/INTERACTIVECORP

(Exact name of registrant as specified in its charter)

Commission file number 001-39356

Delaware	84-3727412
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

555 West 18th Street, New York, NY 10011

(212) 314-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	IAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2021, IAC/InterActiveCorp, a Delaware corporation (“IAC”), and About, Inc., a Delaware corporation and a wholly owned subsidiary of IAC (“Dotdash”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Meredith Corporation, an Iowa corporation (“Meredith”), and Meredith Holdings Corporation, an Iowa corporation and a wholly owned subsidiary of Meredith (“New Meredith”). The Merger Agreement provides for the acquisition by Dotdash of New Meredith, which will hold Meredith’s national media group business following its separation from Meredith’s local media group business as described below.

The Merger Agreement provides that, among other things and subject to the terms and conditions set forth therein, following the separation of New Meredith from Meredith (a) a newly formed Iowa corporation that will be a wholly owned subsidiary of Dotdash (“Merger Sub”) will merge with New Meredith (the “Merger”), with New Meredith continuing as the surviving corporation in the Merger, and (b) at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of New Meredith (other than certain excluded shares) will be converted into the right to receive from Dotdash $42.18 in cash, without interest, subject to an adjustment in certain circumstances as further described in the Merger Agreement. IAC has agreed to guarantee Dotdash’s obligations under the Merger Agreement.

The Merger Agreement provides that (a) each in-the-money option award with respect to New Meredith’s common stock outstanding and unexercised immediately prior to the Effective Time, whether or not then vested or exercisable, (b) each restricted stock unit award with respect to New Meredith’s common stock outstanding immediately prior to the Effective Time and (c) each share of New Meredith’s restricted stock outstanding immediately prior to the Effective Time, will be cancelled, and in exchange will entitle the holder to receive such holder’s portion of the Merger Consideration, if any, as set forth in the Merger Agreement, less the per share exercise price in the case of stock options.

Meredith has previously entered into a series of agreements with Gray Television, Inc., a Georgia corporation (“Gray”), pursuant to which Meredith agreed, among other things, to contribute its national media group business and corporate functions to New Meredith and subsequently distribute the capital stock of New Meredith to Meredith’s stockholders on a one-for-one basis (the “NMG Spin-Off”), with the existing equity awards of Meredith to be adjusted into awards of Meredith and New Meredith on the basis set forth in the separation agreements. In connection with the NMG Spin-Off, New Meredith is required to make a cash payment to Meredith in an amount based on, among other factors, Meredith’s net indebtedness, as further described in the Separation and Distribution Agreement, dated as of May 3, 2021 (as amended, the “Separation Agreement”), by and among Meredith, New Meredith and Gray. The Merger Agreement requires Meredith and New Meredith to comply with the Separation Agreement and the other definitive documentation with respect to the NMG Spin-Off and restricts Meredith and New Meredith’s ability to amend such documentation without Dotdash consent.

The consummation of the Merger is subject to the completion of the NMG Spin-Off (including the related cash payment), and the satisfaction or waiver of certain other customary conditions, including, among others, the expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of certain legal impediments to the consummation of the Merger.

The Merger Agreement contains certain termination rights for both Dotdash and New Meredith, including if the Merger has not been completed by the first anniversary of the Merger Agreement. Dotdash has agreed to pay New Meredith a termination fee of $125,000,000 in certain circumstances where Dotdash has breached its representations and warranties or obligations under the Merger Agreement or failed to consummate the Merger when all conditions to the Merger Agreement are satisfied.

The foregoing description of the Merger Agreement and the transactions contemplated thereby in this Current Report on Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about IAC, Dotdash, Meredith or New Meredith. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in IAC’s public disclosures.

ITEM 7.01.	Regulation FD Disclosure.

On October 6, 2021, IAC and Meredith issued a press release announcing the entry into the Merger Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On October 6, 2021, IAC provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The information in this Item 7.01, including exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any IAC filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01.	Other Events.

On October 6, 2021, in connection with the execution of the Merger Agreement, IAC Group, LLC, a wholly owned subsidiary of IAC, entered into a commitment letter with JPMorgan Chase Bank, N.A. (“JPMorgan”) pursuant to which JPMorgan has committed to provide, subject to the satisfaction of customary closing conditions, a bridge credit facility in an aggregate principal amount of up to $850 million to, among other things, finance a portion of IAC’s and Dotdash’s obligations in respect of the Merger.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 6, 2021, by and among, Meredith, New Meredith, Dotdash and, for certain limited purposes set forth therein, IAC.
99.1	Press Release issued by IAC and Meredith on October 6, 2021.
99.2	Investor Presentation, dated as of October 6, 2021.
104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “may”, “will”, “could”, “would”, “should”, “anticipates,” “estimates, “expects, “plans” and “believes,” among others, generally identify forward-looking statements. Statements in this Current Report that are forward-looking include, but are not limited to, statements regarding the completion of the sale of Meredith to Dotdash; the anticipated benefits of the transaction; the expectation that Dotdash will be one of the largest publishers in America with enough scale on a pro forma basis to crack into comScore’s top 10, reaching 175 million online consumers monthly, including 95 percent of US women; the future financial performance of the combined company; anticipated funding of the transaction; and the completion of the sale of Meredith Corporation’s local media group to Gray. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: (i) our respective abilities to market our products and services in a successful and cost-effective manner, (ii) the display of links to websites offering our respective products and services in a prominent manner in search results, (iii) our continued ability to market, distribute and monetize our respective products and services through search engines, digital app stores and social media platforms, as and if applicable, (iv) the failure or delay of the markets and industries in which our respective businesses operate to migrate online and the continued growth and acceptance of online products and services as effective alternatives to traditional products and services, (v) our continued ability to develop and monetize versions of our respective products and services for mobile and other digital devices, (vi) our ability to engage directly with users, subscribers and consumers directly on a timely basis, (vii) our ability to access, collect and use personal data about our respective users and subscribers, as and if applicable, (viii) the ability of IAC’s Chairman and Senior Executive, certain members of his family and IAC’s Chief Executive Officer to exercise significant influence over IAC’s operations, (ix) our respective abilities to compete, (x) adverse economic events or trends (particularly those that adversely impact advertising spending levels and consumer confidence and spending behavior), either generally and/or in any of the markets in which our respective businesses operate, (xi) our ability to build, maintain and/or enhance our various respective brands, (xii) the impact of the COVID-19 outbreak on our respective businesses, (xiii) our ability to protect our respective systems, technology and infrastructure from cyberattacks and to protect personal and confidential user information, as well as cyberattacks experienced by third parties, (xiv) the occurrence of data security breaches and/or fraud, (xv) increased liabilities and costs related to the processing, storage, use and disclosure of personal and confidential user information, (xvi) the integrity, quality, efficiency and scalability of our respective systems, technology and infrastructure (and those of third parties with whom we do business), (xvii) changes in key personnel and (xviii) the risks inherent in the consummation and success of the proposed acquisition of Meredith by Dotdash and the ability to achieve the expected benefits thereof, including (among others) the risk that the parties fail to obtain the required regulatory approvals or fulfill the other conditions to closing on the expected timeframe or at all, the occurrence of any other event, change or circumstance that could delay the transaction or result in the termination of the acquisition agreement or the risks that IAC’s synergy estimates are inaccurate or that the combined company faces higher than anticipated integration or other costs in connection with the proposed acquisition. Certain of these and other risks and uncertainties are (or in the future may be) discussed in IAC’s and Meredith’s respective filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect IAC’s or Meredith’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which are being made as of the date of this Current Report. IAC does not undertake to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAC/InterActiveCorp

By:	/s/ Kendall Handler
Kendall Handler
Senior Vice President, General Counsel & Secretary

Dated:    October 7, 2021